FXCM Reports Monthly Metrics

NEW YORK—December 17, 2012— FXCM Inc. (NYSE: FXCM) today announced certain key operating metrics for November 2012 for its retail and institutional foreign exchange business. Monthly activities included:

November 2012 Retail Trading Metrics

  Retail customer trading volume(1) of $305 billion in November 2012, 6% lower than October 2012 and 11% lower than November 2011.
  Average retail customer trading volume(1) per day of $13.9 billion in November 2012, 1% lower than October 2012 and 11% lower than November 2011.
  An average of 353,983 retail client trades per day in November 2012, 4% higher than October 2012 and 22% lower than November 2011.
  Tradeable accounts(2) of 203,495 as of November 30, 2012, a decrease of 219, or 0.11% from October 2012, and an increase of 10,723, or 6%, from November 2011.

November 2012 Institutional Trading Metrics

  Institutional customer trading volume(1) of $90 billion in November 2012, 68% higher than October 2012 and 41% lower than November 2011.
  Average institutional trading volume(1) per day of $4.1 billion in November 2012, 76% higher than October 2012 and 41% lower than November 2011.
  An average of 9,837 institutional client trades per day in November 2012, 68% higher than October 2012 and 67% lower than November 2011.

More information, including historical results for each of the above metrics, can be found on the investor relations page of the Company's corporate web site, www.fxcm.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of the financial performance of FXCM Inc. FXCM undertakes no obligation to publicly update or review previously reported operating data. Any updates to previously reported operating data will be reflected in the historical operating data that can be found on the Investor Relations page of the Company’s corporate web site, www.fxcm.com.

(1) Volume that FXCM customers traded in period translated into US dollars.

(2) An account that has sufficient funds to place a trade in accordance with FXCM trading policies.

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect FXCM Inc.’s current views with respect to, among other things, its operations and financial performance for the future. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. FXCM Inc. believes these factors include but are not limited to evolving legal and regulatory requirements of the FX industry, the limited operating history of the FX industry, risks related to the protection of its proprietary technology, risks related to its dependence on FX market makers, market conditions and those other risks described under “Risk Factors” in FXCM Inc.’s Annual Report on Form 10-K and other SEC filings, which are accessible on the SEC website at sec.gov.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in our SEC filings. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law

About FXCM Inc.

FXCM Inc. (NYSE: FXCM) is a global online provider of foreign exchange (forex) trading and related services to retail and institutional customers world-wide.

At the heart of FXCM's client offering is No Dealing Desk forex trading. Clients benefit from FXCM's large network of forex liquidity providers enabling FXCM to offer competitive spreads on major currency pairs. Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. FXCM's U.K. subsidiary, Forex Capital Markets Limited, also offers CFD products with no re-quote trading and allows clients to trade oil, gold, silver and stock indices along with forex on one platform. In addition, FXCM offers educational courses on forex trading and provides free news and market research through DailyFX.com.

Trading foreign exchange and CFDs on margin carries a high level of risk, and may not be suitable for all. Read full disclaimer.

FXCM Inc.

Jaclyn Sales, 646-432-2463

Vice-President, Corporate Communications
jsales@fxcm.com or investorrelations@fxcm.com

http://ir.fxcm.com/